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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): November 24, 2004

                            JAG Media Holdings, Inc.
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             (Exact Name of Registrant as Specified in its Charter)


            Nevada                     000-28761                88-0380546
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(State or other jurisdiction of       (Commission            (I.R.S. Employer
       incorporation                  File Number)          Identification No.)

         6865 SW 18th Street, Suite B13
               Boca Raton, Florida                                 33433
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    (Address of Principal Executive Offices)                     (Zip Code)

Registrant's telephone number, including area code:   561.393.0605

 ______________________________________________________________________________
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. Entry into a Material Definitive Agreement.

         On November 24, 2004, JAG Media Holdings, Inc. (the "Company") entered into a Business Sale Agreement (the "Sale Agreement") with TComm Limited, a company organized in the United Kingdom ("Seller") and TComm (UK) Limited, a company organized in the United Kingdom and a wholly-owned subsidiary of the Company. The disclosure set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

         In connection with entering into the Sale Agreement, TComm (UK) Limited entered into employment agreements on November 24, 2004 with Stuart McLean, Joanne McLean, Craig Hardcastle and Ian Hardcastle, all of whom were previously employed by TComm Limited. The employment agreements have a term of three years and automatically renew unless terminated by either party. The salaries to be paid under the employment agreements are (pound)24,000- (pound)36,000 per year for Mr. McLean, (pound)12,000- (pound)14,000 per year to Ms. McLean, (pound)15,000- (pound)18,000 per year for Mr. C. Hardcastle and Mr. I. Hardcastle. ((pound)1.00 = approximately $1.8814 as of November 24, 2004) The employees have each agreed not to compete with the business conducted by TComm
(UK) Limited for a specified period ranging from six months to 12 months once their employment with TComm (UK) Limited has terminated.

Item 2.01. Completion of Acquisition or Disposition of Assets.

         The transactions contemplated by the Sale Agreement were consummated on November 24, 2004. Under the Sale Agreement, TComm (UK) Limited purchased from Seller all of the assets of Seller, a United Kingdom-based software developer specializing in streaming video solutions. Seller is a development stage company that to date has not generated any significant revenues.

         Seller's product line includes: (1) TComm TV, which delivers live video/audio streams and on-demand video/audio clips to various java-based and Symbian-based mobile phones; (2) CCMTV, which is currently under development and will consist of software programs that are intended to enable mobile closed-circuit TV devices to send real-time video streams to a central point where they can be viewed by one or more persons; (3) Eye Contact, which is a network-based internal communications system for business that enables employees to communicate securely face-to-face from their own desks; and (4) TComm Messenger, which is a network- based instant video messaging platform that allows employees of an organization to communicate securely in real-time within their offices and from remote locations.

         The purchase price paid to Seller for the assets consisted of (i) 250,000 shares (the "Shares") of the Company's common stock, having a value based on the closing price of the Company's common stock as of the close of business on the day prior to the acquisition, equal to approximately $42,500 and
(ii) the assumption of approximately $19,000 of liabilities. In addition, Seller has agreed not to compete with the business conducted by TComm (UK) Limited for a period of two years from the closing date of the transaction. The Sale Agreement also contains customary representations and warranties. Seller has agreed to indemnify TComm (UK) Limited for damages resulting from a breach of its warranties but only if the damages exceed (pound)10,000.


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         Seller has entered into a lockup agreement with the Company pursuant to which it has agreed not to sell or otherwise transfer the Shares for a period of one year.


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                                    Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            JAG MEDIA HOLDINGS, INC.


                                            By: /s/ Thomas J. Mazzarisi
                                                ------------------------------
                                                Chief Executive Officer


Dated: December 1, 2004